Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 15, 2010, except Note 17 as to which the date is August 27, 2010, in the Registration Statement (Amendment 1 to Form S-4 No. 333-169107) and related Prospectus of RadNet, Inc. for the registration of $200,000,000 10⅜% Senior Notes due 2018 and Guarantees of 10⅜% Senior Notes due 2018.

/s/ Ernst & Young LLP

Los Angeles, California
January 10, 2011